EXHIBIT 99.1

For Immediate Release

AudioEye, Inc. Completes $2.675 Million Equity Capital Raise

TUCSON, Arizona — January 7, 2015 — AudioEye®, Inc. (OTCQB: AEYE) (“AudioEye”), creator of the Audio Internet® patented audio browsing and automated publishing technology platform, today announced that it has closed on the private placement of 6,687,500 Units, receiving gross proceeds of approximately $2.675 million.

Each Unit was priced at $0.40 and consisted of one share of common stock and a warrant to purchase .375 share of common stock at an exercise price of $0.60 per share.  The shares were sold to certain institutional and accredited investors including existing investors and members of the company’s board of directors.  AudioEye plans to use the net proceeds of this financing to continue to expand its sales and marketing efforts and for other working capital purposes.

BTIG, LLC acted as sole placement agent for the private offering.  For further information please go to www.btig.com .

The securities were offered and issued only to accredited investors in a private placement transaction under Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Accordingly, the securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.  As part of the transaction, AudioEye has not agreed to file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock sold in the private placement and the shares of common stock underlying the warrants sold in the private placement.  This press release does not constitute an offer or sale of the Company’s securities.

About AudioEye, Inc.

Incorporated in 2005, AudioEye focuses on working to improve the mobility, usability and accessibility of all Internet-based content through the development, sale, licensing and use of its proprietary accessibility technologies. Audio Internet® is a technology that utilizes patented architecture to deliver a fully accessible audio equivalent of a visual or mobile website in a compliant format that can be navigated, utilized, interacted with and transacted from, without the use of a monitor or mouse, by individuals with visual impairments. For individuals with hearing impairments, the Audio Internet® provides captioning for websites, and the challenges of reaching those with other impairments are also addressed by the technology platform.

Complete with an ever-growing suite of utilities tailored to the needs of different disabled users, the AudioEye® Audio Internet® Accessibility Platform is a fully scalable cloud-based solution designed and developed to meet the needs and compliance mandates for an ever-growing demographic.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. Please visit www.audioeye.com for more information.

The Company maintains offices in Tucson, New York, Atlanta and Washington DC.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding AudioEye’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions, are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond AudioEye’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in AudioEye’s Form 10-K and other report filings with the SEC. AudioEye is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For further information, please contact:

Nathaniel Bradley
CEO
AudioEye, Inc.
(866) 331-5324

or

RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com